                                                                DRAFT OF 3/23/05

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]
     Preliminary Proxy Statement

[ ]
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(a)(2))

[ ]
     Definitive Proxy Statement

[ ]
     Definitive Additional Materials

[ ]
     Soliciting Material Pursuant to Section 240.14a-12


                              AIRNET SYSTEMS, INC.
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

                               ANS INVESTMENTS LLC
________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]
     No fee required

[ ]
     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

          ______________________________________________________________________


     (2)  Aggregate number of securities to which transaction applies:

          ______________________________________________________________________


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     (5)  Total fee paid:

          ______________________________________________________________________


[ ]
     Fee paid previously with preliminary materials:

[ ]
     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ______________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     (3)  Filing Party:

          ______________________________________________________________________

     (4)  Date Filed:

          ______________________________________________________________________

                               ANS INVESTMENTS LLC
                                 PROXY STATEMENT
                             IN CONNECTION WITH THE
                       2005 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                              AIRNET SYSTEMS, INC.

      This proxy statement is being furnished to the stockholders of AirNet Systems, Inc., an Ohio corporation with principal executive offices at 3939 International Gateway Columbus, Ohio 43219 (the "COMPANY"), in connection with the solicitation of proxies by ANS Investments LLC ("ANS Investments") for use at the 2005 Annual Meeting of Stockholders of the Company, and any adjournments, continuations or postponements thereof (the "2005 ANNUAL Meeting"), to elect Jonah Meer, Vaughn Carney, Thomas Prinzing , William Pellew-Harvey and Stuart Benzal (the " ANS INVESTMENTS LLC NOMINEES") as directors of the Company.

      ANS Investments beneficially owns an aggregate of 101,100 shares of the Company's common stock, representing approximately 1% of the 10,109,883 shares of Common Stock outstanding as of _______ 2005, as reported in the Company's Annual Report on Form 10-K for the period ended December 31,, 2004. Unless otherwise indicated, references in this proxy statement to the percentage of outstanding shares of Common Stock owned by any person were computed based upon the number of outstanding shares as reported by the Company as of _______, 2005. Each common share entitles the holder to one vote on each matter to be submitted to the shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the common shares outstanding. There is no cumulative voting in the election of directors. Other than the common shares, there are no voting securities of the Company outstanding.

      This proxy statement is being provided to all Company stockholders to whom forms of WHITE proxy are furnished by ANS Investments, or from whom WHITE proxies are requested by ANS Investments.

      Pursuant to the Code of Regulations of the Company (as amended as of May 12, 2000) an annual meeting of Company stockholders is to be held on such date as shall be designated from time to time by the Company's Board of Directors (the "Board"). The Company has designated ______ as the date of the annual meeting of shareholders to be held at ___A.M. at __________________ The close of business on_______, has been fixed by the Board of Directors of AirNet as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting.

      The date of this proxy statement is March ___, 2005, and ANS Investments expect to first send or make this proxy statement available to certain stockholders on or about March ___, 2005.

      Whether or not you plan to attend the Annual Meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed WHITE proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you are the registered shareholder and attend the Annual Meeting, you may revoke your proxy and vote your common shares in person.

      Any stockholder of the Company who executes and delivers a WHITE proxy will have the right to revoke it at any time before it is voted, by filing an instrument revoking the earlier WHITE proxy or a duly executed proxy relating to the same shares and bearing a later date with The Altman Group, ANS Investments' proxy solicitor, at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071 or with the Secretary of the Company at its principal executive offices at 3939 International Gateway, Columbus, Ohio 43219, or by voting in person at the 2005 Annual Meeting.

      IF YOU PREVIOUSLY VOTED FOR THE COMPANY'S NOMINEES, YOU CAN CHANGE YOUR VOTE. To change your vote, simply sign, date and return ANS Investments' WHITE proxy card to The Altman Group at the address set forth above. Only your latest dated proxy will count at the 2005 Annual Meeting WE STRONGLY URGE YOU TO VOTE FOR the ANS INVESTMENTS NOMINEES

      If you hold your shares through a bank, broker or other nominee holder, you will need to contact your nominee if you want to revoke a proxy or change your vote by following the directions they provide.

                       PROPOSAL FOR ELECTION OF DIRECTORS

      On ___ 2005, ANS Investments LLC provided written notice to the Company of its intent to nominate Jonah Meer, Vaughn Carney, Thomas Prinzing, William Pellew-Harvey and Stuart Benzal as ANS Investments Nominees for election to the Board at the 2005 Annual Meeting.

      Based on information contained in reports filed by the Company with the Securities and Exchange Commission (the "COMMISSION"), the Board currently is comprised of five directors. Based on information in the section entitled "Election of Directors" in the Company's proxy statement for the 2005 Annual Meeting of Stockholders (the "2005 PROXY STATEMENT"), ANS Investments expects that the five directors will come up for election at the 2005 Annual Meeting. However, ANS Investments reserves the right to nominate additional individuals for election in addition to the ANS Investments Nominees if the size of the Board is increased and such additional positions are voted upon at the 2005 Annual Meeting. If such additional positions are voted upon, and if ANS Investments determines to nominate additional individuals for election, ANS Investments will file amendments or supplements to this proxy statement and may provide a revised form of WHITE proxy card to the extent appropriate or required by law. Any such amended, supplemental or revised proxy materials will explain such developments and will provide all other information required to be provided to Company stockholders by applicable law.

      The WHITE proxy card includes the names of the ANS Investments Nominees and other matters that may be brought before the 2005 Annual Meeting.. Duly executed WHITE proxies in the form provided by ANS Investments will be voted FOR the ANS Investments Nominees described below, unless the stockholder giving the proxy otherwise instructs. ANS Investments WHITE proxy card provides that stockholders may withhold authority to vote for one or more of the ANS Investments Nominees by writing the name of the nominee(s) in the space provided for that purpose on the WHITE proxy card.

IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE HOLDER, YOU SHOULD BE AWARE THAT ONLY THAT NOMINEE HOLDER CAN SIGN A WHITE PROXY CARD WITH RESPECT TO YOUR SHARES, AND ONLY AFTER RECEIVING SPECIFIC INSTRUCTIONS ON HOW TO VOTE FROM YOU. PLEASE CONTACT ALL NOMINEE HOLDERS OF YOUR SHARES AND INSTRUCT THEM TO SIGN AND RETURN A WHITE PROXY CARD TO VOTE YOUR SHARES FOR THE ANS INVESTMENTS NOMINEES.

                            ANS INVESTMENTS NOMINEES

        Each ANS Investments Nominee has given his consent to be named in this proxy statement and any other proxy statement for the 2005 Annual Meeting and has confirmed his intent and consent to serve on the Board if elected. If the ANS Investments Nominees are elected and take office as directors, they intend to discharge their duties as directors of the Company in compliance with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors. The information below concerning the age, principal occupation, directorships and beneficial ownership of Common Stock has been furnished by the respective ANS Investments Nominees.

                                  PRESENT PRINCIPAL OCCUPATION AND PRINCIPAL                SHARES OF
NAME, BUSINESS                      OCCUPATIONS DURING LAST FIVE (5) YEARS                 COMMON STOCK              PERCENT OF
ADDRESS AND AGE                                 DIRECTORSHIPS                                 OWNED                COMMON STOCK
---------------              ---------------------------------------------------           ------------            ------------
Jonah M. Meer                Chairman and Chief Executive Officer of jBroker                102,100(1)                    1.01%
Age, 49                      LLC, an NASD Member firm, and jBroker Global Inc.,
50 Battery Place             a software company providing cross border
Suite 7F                     electronic execution of securities transactions to
New York, NY 10280           banks and securities trading firms.  Member of the
                             Board of Directors and Chairman of the Audit
                             Committee of Vie Financial Corp., a company
                             controlled by Softbank Capital Partners. From
                             1997-2004, held various senior executive positions,
                             including Chairman of the Board and Chief Executive
                             Officer of Continental Information Systems
                             Corporation and its subsidiaries including CIS Air
                             Corporation, a commercial aircraft and engine
                             leasing company and the general partner of numerous
                             publicly traded aircraft leasing partnerships. Mr.
                             Meer is currently a consultant to CIS. He is also
                             an accountant and an attorney.

Vaughn                       From  2003, employed as a senior executive in the
Carney                       Commercial Aircraft Structured Finance Group of
Age ___                      Bombardier Corporation.  Bombardier is one of the
21 Lida Drive                leading companies in the global aviation industry
Essex, VT 05452              manufacturing CRJ regional jets for the airline
                             industry and executive jets for corporate and
                             charter use (including the Global Express,
                             Challengers and Learjets.) Bombardier is also a
                             major participant in the aircraft charter business
                             through its ownership of Flexjets, one of the
                             largest companies in the air charter industry.  Mr.
                             Carney is an attorney and since 2001 has worked in
                             other companies in the Bombardier group  He was the
                             Corporate Secretary of Bombardier Capital Inc. from
                             2001 to 2003.  From 1994-1999, Mr. Carney was the

                             Vice President & General Counsel of General
                             Dynamics/ Lockheed Martin Corporation.  From
                             1982-1994 he held various senior positions including International Counsel and Chief Counsel
                             Space Division with Northrop Grumman. Mr. Carney graduated from Harvard Law School and is a member of the Board of Directors of E-One Holdings, Inc.
                             and EBV Environmental Explosives Corp.

William Pellew-Harvey        President and Chairman of the Board of Ocean
Age, 63                      Airlines, a European based all cargo air carrier
Via Italia, 76               which operates Boeing 747 aircraft purchased from
25060 Villa Carcina          Lufthansa. Ocean provides worldwide air cargo
Brescia. ITALY               service and has close relationships with many
                             leading cargo companies. Mr. Pellew-Harvey is also
                             the President of Finrep, the largest shareholder of
                             Ocean Airlines. Finrep has successfully completed
                             over $1 billion in investment projects in the past
                             ten years, including investment in airlines,
                             airports and aircraft leasing operations many of
                             which received financing or other support from
                             major international institutions including the
                             World Bank, the IFC and related multilateral
                             governmental organizations.

Stuart A. Benzal             Currently a senior executive consultant with
Age 43                       McKinsey & Company, one of the world's leading
1 Jermyn Street              consulting firms, specializing in the airline and
London SW1Y 4UH              air transportation sector.  In this position, Mr.
UNITED KINGDOM               Benzal provides advice on company wide operational
                             , corporate strategy and product and service
                             development to the Boards of Directors and senior
                             executives of major air carriers worldwide. Mr.
                             Benzel is the manager in charge of the consulting
                             services provided by McKinsey to five major air
                             carriers located in the US, Europe, Asia and
                             Africa. Mr. Benzel was previously in a similar
                             consulting position with A.T. Kearny and prior to
                             that, was the Manager of Business Development for
                             US Airways and Executive Advisor to the Chief
                             Executive Officer of the US Airways Shuttle and
                             Trump Shuttle in New York.

Thomas J. Prinzing           Since 1999, President of Spinnaker Capital, Inc. a                                           (2)
                             company engaged in the aviation industry including                   0
Age, 59                      purchasing, selling and leasing commercial aircraft
8237 Penstock Way            and engines.  Mr. Prinzing has been in the aviation
Manlius, NY 13104            industry for more than 30 years holding a variety
                             of senior executive positions including Chief
                             Executive Officer of CIS Air Corporation.  Mr.
                             Prinzing is also a certified public accountant.                                               (2)
                                                                                                  0


(1) Consists of an aggregate of 101,100 shares of Common Stock owned by ANS Investments LLC of which Mr. Meer is the Managing Member and exercises control and 1,000 shares held by Mr. Meer personally.

(2)    Represents ownership of less than 1% of the outstanding shares.

       There are no arrangements or understandings between any ANS Investments Nominee and any other person pursuant to which he was selected as a nominee for director. However ANS Investments may provide indemnity for the managing member of such limited liability company and its affiliates, controlling persons, members, employees, and other specified persons (which could include Messrs. Meer, Prinzing, Carney, Pellew Harvey and Benzal) for any losses and liabilities arising from their activities relating to such company.

                      SECURITY OWNERSHIP OF ANS INVESTMENTS

       As of March ___ 2005:


        ANS Investments LLC directly beneficially owned 101,100 shares of Common Stock


       Mr. Jonah Meer, in his capacity as managing member of ANS Investments LLC, exercises voting and dispositive power over 101,100 shares of Common Stock beneficially owned by ANS Investments. As a result Mr. Meer may be deemed to share indirect, beneficial ownership of those shares.

       ANS Investments may be deemed to be a "person" under Section 13(d)(3) of the Exchange Act, possessing beneficial ownership of 101,100 shares of Common Stock.

       All transactions in securities of the Company engaged in by ANS Investments and ANS Investments Nominees during the past two years are summarized on Appendix B attached.

                        INFORMATION ABOUT ANS INVESTMENTS

      ANS Investments is a single purpose entity formed to acquire securities issued by the Company. ANS has been a significant stockholder of the Company since January 11, 2005, and currently holds approximately 1% of the outstanding Common Stock of the Company. ANS Investments acquired the Common Stock because, in its opinion, the Common Stock is presently undervalued by the market.

                 BACKGROUND OF AND REASONS FOR THIS SOLICITATION

                               ANS Investment LLC
                           50 Battery Place, Suite 7F
                              New York, N.Y. 10280
                                  212-945-2080

                                                                March __, 2005


Dear Fellow AirNet Systems Shareholder:

We currently own 101,100 shares equaling approximately 1% of the outstanding shares of AirNet Systems Inc. This amount exceeds the total shares held by the entire Board who, according to filings with the Securities & Exchange Commission, collectively own just 31,500 shares or 0.31%. We are conducting a proxy solicitation to elect our slate of Directors to replace the existing Board. As a significant shareholder, our interest are aligned with those of all stockholders - to maximize the value of our investment in the Company.

We believe that a Board should consist of individuals whose interests are closely aligned to those of the shareholders. This is best achieved where the Board, and Senior Management, hold a significant equity stake in the company which motivates their decision making. The current Board has virtually no equity stake in the Company. We believe that their motivation is protection of their Board positions and jobs which, in our view, has unfortunately caused their interests to diverge widely from those of the shareholders.

We believe that the current Chief Executive Officer, Joel Biggerstaff has demonstrated a striking lack of confidence in the Company by owning virtually no equity in the Company (he owns only 20,000 shares, 5,000 of which are as trustee for his children's shares). He has earned $1 million during the past three years but invested less than $100,000 in company stock (no investment in the past two years). When Mr. Biggerstaff joined the Company in April of 2000, its securities were trading at approximately $5 per share. The closing price of the shares on February 28, 2005 was $4.10,- and the stock price had fallen below $3 in December of 2004. At March 31, 2000, shareholder equity stood at $75 million. On December 31, 2004 it stood at $50.4 million. At March 31, 2000, the Company's borrowings stood at $34.4 million, at September 30, 2004 they totaled $60.2 million. Net Income fell from $7.2 million in fiscal 2000, to $2.7 million in fiscal 2003. In 2004 the Company had a loss of $31.4 million, including multimillion dollar write-offs in the 3rd and 4th quarters.

On January 13, 2005, we wrote to the Board expressing our grave concern with their recent decisions. We questioned the Company's current business plan and told the Board that, in our opinion, the Company had made a grievous error in diversifying into the passenger charter business. The passenger charter business is capital intensive, and dominated by industry behemoths owned or affiliated with such large companies as Berkshire Hathaway, Raytheon and Bombardier. These companies have built up huge marketing and operational infrastructures that the Company cannot possibly duplicate. In our view, the Company has failed to set forth its vision or any explanation as to how it intended to compete in this difficult and highly competitive new business segment. Continuing further down this path will, in our view, result in further overleveraging the Company, a common and often disastrous route adopted by other companies in the aviation industry.

We also told the Board that we believed the Company was neglecting its core cargo business. That business had historically been profitable, providing a steady source of continuing revenue. We expressed our belief that the adoption of legislation in 2003 allowing electronic check processing rather than processing of physical checks (referred to as "Check21") should have come as no surprise to the Company. Unfortunately, it apparently did, forcing the Board into its foray into the charter business. In our view, this was an ill-advised attempt at diversification. Check21 will not immediately end the Company's lucrative check transport business. Instead, the decrease in physical check processing required Management's careful attention to the check delivery business which we felt was sorely lacking after the Company began its misguided effort to enter the charter business.

Finally, we objected to what we viewed as the Company's lack of financial transparency in general, and in particular, its past failure to report the profit or loss performance of the passenger charter unit on as a separate segment from the cargo business. This prevents shareholders from seeing the true results of the Board's ill-advised foray into the charter business.

Entry into the charter business has caused the Company's debt to increase dramatically as discussed above. Interest expense also increased dramatically from just $280,000 in the 4th quarter of 2003 to $916,000 in the 4th qtr of 2004 and minimum annual debt service payments now stand at $ 4 million. In June 2004, the Company entered into an amended credit facility with its banks. During the second and third quarters of 2004 the Company entered into various secured term loans to purchase charter aircraft. With the ink hardly dry on these new loan documents, in the third quarter of 2004, the Company was in violation of certain provisions of its credit facilities for which it had to obtain default waivers from its lenders. These credit agreements also contain numerous limitations on the company's operating business. We feel that the over leveraging of the Company to support its misguided venture into the passenger charter business is harmful to the Company and must be curtailed immediately.

The Board failed to respond to our January 13, 2005 letter. On February 9, 2005, we wrote again, expressing our deep disappointment at what we perceived to be the Board's callous disregard for legitimate shareholder concerns. We believe this demonstrated the arrogance of a Board with no equity stake in the Company refusing to even respond to a shareholder whose stake exceeded that of the entire Board. Finally, on February 15, 2005, one day after another major shareholder filed a Form 13D announcing that he was considering conducting a proxy solicitation, we received an invitation to meet with the Company. When we met with the Company the Board failed to address the concerns raised in our previous letters.

While the Board and Senior Management are spending tens of millions of dollars of shareholders' money on their foray into the charter business, their own actions show their lack of confidence in their own plan. CEO Biggerstaff owns just 20,000 shares of the Company's stock. Similarly Mr. Gertmenian, another long standing member of the Board, whose law firm receives substantial legal fees from the Company, owns just 4,500 shares (inclusive of 2,100 shares owned by his wife) shares. The other three directors, who in the last reported year alone received $189,000 in director's fees, own a total of 7,000 shares. The Board's seeming complete lack of confidence in their own diversification plan speaks volumes.

We therefore propose an alternate slate of directors with decades of experience in the aviation industry. If this Board is elected, we would propose that the Company take aggressive steps to reduce the massive debt burden generated by the charter business, while taking equally forceful steps to address the evolving needs of the cargo business. As presently configured, we believe the Company is unable to compete in the charter business. Hence, the new Board will seek to realize shareholder value for this business by selling it, spinning it off or locating a strategic partner with the marketing and operational strengths needed by the Company. The cargo business must also prepare for the future by focusing on the high value, same day cargo niche which it knows well, and seeking strategic alliances or a possible buyer. In both cases, costs must be reduced through increased efficiencies including outsourcing when appropriate.

WE BELIEVE THAT ELECTION OF THE BOARD SHOULD BE MORE THAN A MERE RUBBER STAMPING OF NOMINEES SELECTED BY AN EXISTING BOARD AND MANAGEMENT. I URGE ALL SHAREHOLDERS TO VOTE FOR THE ANS INVESTMENTS NOMINEES AND JOIN US IN AN EFFORT TO SEE THAT OUR COMPANY IS MANAGED BY SHAREHOLDERS IN THE INTERESTS OF THE SHAREHOLDERS.

                                          Very truly yours,


                                          /s/ Jonah Meer
                                          ------------------------
                                    Jonah Meer, ANS Investments LLC

                        VOTE REQUIRED AND VOTES PER SHARE

      The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock issued and outstanding will constitute a quorum at the 2005 Annual Meeting. Based on the Company's 2005 Proxy Statement, the Company will treat proxies returned with votes withheld or abstentions as shares present at the 2005 Annual Meeting and will count them in determining the presence of a quorum. Based on the Company's 2005 Proxy Statement, the Company will treat proxies submitted by banks, brokers or other nominee holders who do not indicate a vote because they have not received voting instructions from the beneficial owners of the shares and do not have discretionary voting power (so-called "broker non-votes") as "shares present" for purposes of determining the presence of a quorum.

      The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the 2005 Annual Meeting is required for the election of directors. Votes withheld for director nominees will therefore count as votes against a nominee. The Company will treat broker non-votes as shares not voted and not having the power to vote, and therefore they will not affect the outcome of the election. Each outstanding share of Common Stock is entitled to one vote on the election of directors and each other matter before the 2005 Annual Meeting.

                CERTAIN INFORMATION CONCERNING ANS INVESTMENTS
                AND THE OTHER PARTICIPANTS IN THE SOLICITATION

      Information concerning the ANS Investments Nominees, each of whom may be deemed "participants in the solicitation" as defined in the proxy rules promulgated by the Commission under the Securities Exchange Act of 1934, as amended, and their affiliates and associates, is set forth in Appendix A attached hereto.

      ANS Investments, and each of their affiliates and associates, intend to vote the shares of Common Stock beneficially owned by them FOR the ANS Investments Nominees.

                      CERTAIN INTERESTS IN THE PROPOSAL AND
                   WITH RESPECT TO SECURITIES OF THE ISSUER

      To the knowledge of ANS Investments, neither ANS Investments nor any associates or controlling persons thereof or other persons who may be deemed participants in the solicitation of proxies for the ANS Investments for the 2005 Annual Meeting are or have within the past year been parties to any contracts, arrangements, understandings or relationships (legal or otherwise) with respect to any securities of the Company, except as described in Appendix A attached hereto.

      To the knowledge of the ANS Investments, neither ANS Investments nor any associates or controlling persons thereof or other persons who are or may be deemed participants in the solicitation of proxies for the ANS Investments for the 2005 Annual Meeting has any arrangement or understanding with any person with respect to future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each person known to ANS Investments as of March 15, 2005 to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. This information is based solely on information contained in documents filed with the Commission by or on behalf of such persons. As of March15, 2005, ANS Investments beneficially owned an aggregate of 101,100 shares (or approximately 1% of the outstanding shares of Common Stock), as described elsewhere in this proxy statement.

                                                                                            PERCENT
                                                              NUMBER OF SHARES                OF
NAME AND ADDRESS OF BENEFICIAL OWNER                         BENEFICIALLY OWNED             CLASS(1)
---------------------------------------------------------    ------------------------       -------
Heartland Advisors, Inc.
William J. Nasgovitz                        1,420,400(1)           --     1,420,400(1)       14.05%
789 North Water Street
Milwaukee, WI 53202

Royce & Associates, LLC

1414 Avenue of the Americas                 1,177,100(2)           --     1,177,100(2)       11.64%
New York, NY 10019

Phillip Goldstein                                                                  (3)
60 Heritage Drive                             812,200(3)           --      839,500,           8.32%
Pleasantville, NY 10570

FMR Corp.
Edward C. Johnson 3d                          684,200(4)           --       684,200(4)       6.768%
Abigail P. Johnson
82 Devonshire Street
Boston, MA 02109

Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor                 858,600(5)           --       858,600(5)        8.49%
Santa Monica, CA 90401

(1) Based on information contained in a Schedule 13G amendment filed with the Securities and Exchange Commission (the "SEC") on January 13, 2005, Heartland Advisors, Inc., a registered investment adviser ("HAI"), and William J. Nasgovitz, President and principal shareholder of HAI, may be deemed to have beneficially owned 1,420,400 common shares as of December 31, 2004, with shared voting power as to 1,330,400 common shares and shared dispositive power as to 1,420,400 common shares. The Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, owns 1,000,000 of the common shares reported (or 9.9% of the outstanding common shares). The remaining common shares reported are owned by various other accounts managed by HAI on a discretionary basis. HAI may be deemed to beneficially own the common shares by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time. Mr. Nasgovitz may be deemed to beneficially own the common shares as a result of his ownership interest in HAI. HAI and Mr. Nasgovitz specifically disclaim beneficial ownership of the common shares reported.

(2) Based on information contained in a Schedule 13G amendment filed with the SEC on January 20, 2005, Royce &

      Associates, LLC, a registered investment adviser ("Royce"), may be deemed to have beneficially owned 1,177,100 common shares as of December 31, 2004, with sole voting and dispositive power as to those common shares.

(3) Based on information contained in a Schedule 13D amendment filed with the SEC on March 1, 2005, Mr. Goldstein is deemed to be the beneficial owner of 839,500 shares or 8.32% of the outstanding shares with sole dispositive powers as to those shares.

(4) Based on information contained in a Schedule 13G filed with the SEC on February 14, 2005, each of FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson may be deemed to have beneficially owned 684,200 common shares as of December 31, 2004, with sole dispositive power as to those common shares. Fidelity Management & Research Company, 82 Devonshire Street, Boston, MA 02109 ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, was the beneficial owner of 684,200 common shares (or 6.768% of the outstanding common shares) as a result of acting as investment adviser to various registered investment companies (the "Funds"). The ownership of one Fund, Fidelity Low Priced Stock Fund, 82 Devonshire Street, Boston, MA 02109, amounted to 684,200 common shares (or 6.768% of the outstanding common shares). Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 684,200 common shares owned by the Funds. Fidelity carries out the voting of the common shares under written guidelines established by the Funds' Boards of Trustees, and neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the common shares owned by the Funds. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Abigail P. Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(5) Based on information contained in a Schedule 13G amendment filed with the SEC on February 9, 2005, Dimensional Fund Advisors, Inc., a registered investment advisory ("Dimensional") may be deemed to have beneficially owned 858,600 common shares as of December 31, 2004 with sole voting and dispositive power as to those common shares.

                 SECURITY OWNERSHIP BY DIRECTORS AND MANAGEMENT

      The following table sets forth the Common Stock believed by the ANS Investments LLC to be beneficially owned by all directors, nominees and named executive officers of the Company, and the directors, nominees and executive officers of the Company as a group as of_____ 2005. This information is based solely on information contained in the Ownership of Common Stock -- Directors and Executive Officers section of 2005 Proxy Statement filed by the Company on ______ and the 10,109,883 shares outstanding as of _______. Shares "beneficially owned" include shares of Common Stock which management had a right to acquire within 60 days of __________, 2005 by the exercise of options granted under the Company's stock option plans.

      Except as otherwise noted in a footnote below, each director, nominee and executive officer has sole voting and investment power with respect to the number of shares of Common Stock set forth opposite his or her name in the table.

                                                 Common Shares Which
                                                 Can be Acquired Upon
                                                  Exercise of Options
                                                 Currently Exercisable
                                                 or Which Will Become
                              Common Shares      Exercisable Within 60                       Percent of
Name of Beneficial Owner      Presently Held              Days               Total            Class(2)
------------------------      --------------     ----------------------      -----            --------

Joel E. Biggerstaff(3)             20,000(3)            160,850             180,850            1.8%

Russell M. Gertmenian               4,500(4)             37,200              41,700             (5)

David P. Lauer                         2,000             31,200              33,200             (5)

Bruce D. Parker                            0              8,800               8,800             (5)

James E. Riddle                        5,000             27,200              32,200             (5)

(1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all common shares reflected in the table.

(2) The percent of class is based upon the sum of (i) 10,109,883 common shares outstanding on _____, 2005 and (ii) the number of common shares as to which the named person has the right to acquire beneficial

(3) Of these 20,000 common shares, 5,000 common shares are held by Mr. Biggerstaff's minor children in accounts established under the Uniform Gifts to Minors Act.

(4) Of these 4,500 common shares, 2,100 common shares are held of record by Mr. Gertmenian's wife who has sole voting and dispositive power as to the 2,100 common shares.

(5)   Represents ownership of less than 1% of the outstanding shares.

                           PROXY SOLICITATION EXPENSES

      WHITE proxies may be solicited by ANS Investments LLC and members and employees of ANS Investments by mail, telephone, telecopier, the Internet and personal solicitation. Regular employees of ANS Investments and their affiliates may solicit WHITE proxies on behalf of the ANS Investments Nominees, although they will not receive additional compensation for any such efforts. For example, it is expected that senior members of ANS Investments may accompany ANS Investments Nominees to in-person meetings with institutional stockholders and may from time to time solicit proxies from institutional stockholders and other significant stockholders. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward ANS Investments' solicitation material to customers for whom such persons hold shares of Common Stock, and ANS Investments will reimburse them for their reasonable out-of-pocket expenses for doing so.

      The entire expense of preparing, assembling, printing and mailing this proxy statement and related materials, and the cost of soliciting WHITE proxies for the proposals endorsed by ANS Investments, will be borne by ANS Investments. ANS Investments currently estimate such expenses to be $100,000 (including professional fees and expenses, but excluding any costs represented by salaries and wages of regular employees of ANS Investments and its affiliates). The total expenditures incurred to date by ANS Investments have been approximately $25,000. If this proxy solicitation is successful and the ANS Investments Nominees are elected directors, ANS Investments intends to seek reimbursement from the Company for ANS Investments ' expenses.

      ANS Investments and their affiliates have retained the services of The Altman Group, Inc.("Altman") to solicit WHITE proxies from banks, brokers, nominees and individuals with respect to the 2005 Annual Meeting. Altman will be paid fees of approximately $50,000, be reimbursed for reasonable out-of-pocket expenses, and receive indemnification customary for such an engagement. Altman estimates that it will use approximately 10 persons in its solicitation efforts.

                             ADDITIONAL INFORMATION

      If you would like additional copies of ANS Investments' proxy materials, or if you would like assistance in completing and returning a WHITE proxy, please contact Altman at:

                             The Altman Group, Inc.
                            1275 Valley Brook Avenue
                               Lyndhurst, NJ 07071
                            toll-free: __________
                      banks and brokers: (2201) 460-1200

             STOCKHOLDERS' PROPOSALS IN COMPANY'S PROXY STATEMENT

      According to the Company's 2005 Proxy Statement, stockholder proposals for inclusion in the Company's proxy materials for the 2006 Annual Meeting must comply with the proxy rules of the Securities and Exchange Commission and must be personally delivered to or mailed and received at the principal executive offices of AirNet not less than 60 days or more than 90 days prior to the meeting. However, if less than 70 days' notice or prior public disclosure of the date of the 2006 Annual Meeting is given or made to the shareholders, notice by a shareholder to be timely must be received no later than the close of business on the tenth day following the day on which the notice of the date of the 2006 Annual Meeting was mailed or the public disclosure was made. The AirNet Code of Regulations specifies certain requirements for a shareholder's notice to be in proper written form. The requirements applicable to nominations are described above in "ELECTION OF DIRECTORS -- NOMINATING PROCEDURES." The foregoing requirements will not, however, prevent any shareholder proposal from being considered timely submitted if the shareholder proposal is submitted in compliance with Rule 14a-8 under the Exchange Act. Pursuant to Rule 14a-8, proposals by shareholders intended to be presented at the 2006 Annual Meeting of Shareholders must be in the form specified in Rule 14a-8 and received by the Secretary of AirNet no later than December __, 2005 to be eligible for inclusion in AirNet's proxy card, notice of meeting and proxy statement relating to such meeting and should be mailed to AirNet Systems, Inc., 3939 International Gateway, Columbus, Ohio 43219, Attention: Secretary. According to the Company's 2005 Proxy Statement, stockholders who want to bring a proposal before the 2006 Annual Meeting but do not want the proposal included in the Company's proxy materials for the 2006 Annual Meeting, must submit the proposal in writing to the Company's Secretary at the same address no earlier than ______, 2005 but no later than ______, 2005.

 Dated: March __, 2005
                                             Sincerely,


                                             Your Fellow Stockholder:


                                             ANS Investments LLC

                                   APPENDIX A

      The following information relates to:

      "ANS Investments LLC".

      The principal business of ANS Investments LLC is to hold and invest in the common stock of AirNet Systems, Inc. on behalf of its underlying investors, and to take any and all necessary actions in connection with such investment that in the opinion of the management of ANS Investments will increase the value of its investment in AirNet Systems, Inc.

      The principal place of business and principal office of ANS Investments LLC is located at 50 Battery Place, Suite 7F, New York, NY 10280. Telephone 212-945-2080


                                       A1

                                   APPENDIX B

        The following is a summary of all transactions in Company securities over the last two years by ANS Investments LLC. Company securities are purchased with capital of the purchaser and, from time to time, securities may be purchased with margin borrowings under margin accounts established. Borrowings, if any, are secured by a pledge of all securities, instruments, credit balances, commodities and other property, and all proceeds of the foregoing, held by the purchaser in its customer account.

                                                      NUMBER
                                                        OF
DATE          TRANSACTION         PURCHASER           SHARES          PRICE
----          -----------    -------------------      ------          ------
  12/23/04    Purchase       ANS Investments LLC      15,700          3.3868
  12/27/04    Purchase       ANS Investments LLC       7,000          3.3789
  12/28/04    Purchase       ANS Investments LLC      16,100          3.4405
  12/29/04    Purchase       ANS Investments LLC       3,000          3.4413
  12/30/04    Purchase       ANS Investments LLC       4,500          3.4153
  01/03/05    Purchase       ANS Investments LLC      10,900          3.4807
  01/04/05    Purchase       ANS Investments LLC      17,800          3.4440
  01/05/05    Purchase       ANS Investments LLC       8,000          3.4880
  01/07/05    Purchase       ANS Investments LLC       8,000          3.3671
  01/11/05    Purchase       ANS Investments LLC       9,000          3.4744
  02/15/05    Purchase       ANS Investments LLC       1,100          3.9000
  02/15/05    Purchase       Jonah Meer                1,000          3.9000


                                       B1

  If you have questions or need assistance in voting your shares, please call:

Altman Group LOGO

                            1275 Valley Brook Avenue
                               Lyndhurst, NJ 07071
                             __________ (Toll Free)

                    Banks and Brokerage Firms please call:
                                 (201) 460-1200

                          PLEASE DETACH PROXY CARD HERE
________________________________________________________________________________

                                                                PRELIMINARY COPY

                                      PROXY

                              AIRNET SYSTEMS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF ANS INVESTMENTS LLC
                 FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

 The undersigned hereby constitutes and appoints [ ] and [ ] and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of common stock, $10.00 par value per share, of AirNet Systems, Inc. (the "Company"), that the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of Stockholders of the Company to be held on [ ], 2005 at [ ], and at any and all adjournments, continuations or postponements thereof (the "Meeting"), as herein specified (or, if no direction is given, FOR the two director nominees named on the reverse side of this proxy card) and in such proxyholder's discretion upon any other matter than may properly come before the meeting.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                             YOUR VOTE IS IMPORTANT

                           PLEASE SIGN, DATE AND MAIL
                           YOUR WHITE PROXY CARD TODAY

                TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE





                                                                PRELIMINARY COPY

ANS INVESTMENTS LLC RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

Please mark boxes in blue or black ink.

1) ELECTION OF DIRECTORS

Jonah Meer, Thomas Prinzing, Vaugh Carney William Pellew-Harvey and Stuart
Benzal

            FOR                          WITHHOLD
     ALL NOMINEES ABOVE                  AUTHORITY
                                      TO VOTE FOR ALL
                                         NOMINEES
             [ ]                            [ ]

To withhold authority to vote for any individual nominee identified above, check the "FOR" box and write that nominee's name on the line provided below:


________________________________________________________________________________

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2005 Annual Meeting of AirNet Systems, Inc. and any adjournments, postponements, continuations or reschedulings thereof.



________________________________________________________________________________


Signature (Please sign exactly as your name appears to the left)




________________________________________________________________________________


Additional Signature (if held jointly)


________________________________________________________________________________


Title or Authority

Dated:           , 2005
      ___________
(Please specify your FULL title when signing as attorney-in-fact, director or corporate officer.)